UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2011
LYONDELLBASELL INDUSTRIES N.V.
(Exact name of registrant as specified in charter)

The Netherlands	001-34726	98-0646235
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)
Weena 737
3013 AM Rotterdam
The Netherlands
(Address of principal executive offices)
Registrant’s telephone number, including area code: 31 10 275 5500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities; Item 8.01 Other Events
     The management of Compagnie Petrochimique de Berre S.A.S. (“CPB”) and Compagnie de Distribution des Hydrocarbures S.A.S. (“CDH”), indirect subsidiaries of LyondellBasell Industries N.V. (the “Company”), intend to initiate consultations with their Works Councils on the potential cessation of refinery operations at their refinery in Berre, France and of the associated refined products business (the “Consultations”). CPB and CDH previously sought a buyer for the refinery; however, no offers to purchase the refinery were made.
     CPB and CDH intend to initiate the Consultations because of the significant losses incurred by the refinery since its acquisition in April 2008. The cessation of operations would affect approximately 370 employees. Any cessation of operations is subject to completion of the Consultations, which includes discussion on termination and severance costs, costs associated with the provision of job outplacement assistance and other employee benefit related costs (the “Social Plan”).
     The Consultations are expected to begin in October. Because CPB and CDH have not yet begun the Consultations, they are not in a position to estimate the amount or range of amounts expected to be incurred in connection with this potential cessation or the amount or range of amounts of any potential charges or related cash outlays, although such costs could be material to the Company’s results of operations in any quarter in which they are recognized. It is anticipated that the principal categories of costs to be incurred would consist of the Social Plan, as well as decommissioning and demolition costs.
     The Company will provide the estimated amounts or ranges of amounts expected to be incurred in connection with the potential winding up of operations and the Social Plan in the form of an amendment to this Form 8-K as the Consultations are completed.
     The Consultations only concern the potential cessation of refinery operations at Berre and of the associated refined products business. They do not concern depot operations and the di-isobutylene, butadiene, olefins and polymer plants that are also located at the site in Berre, which plants are owned by separate, indirect subsidiaries of the Company, and which will continue to be operated in the normal course.
     A copy of the press release issued by the Company is attached as Exhibit 99.1.
     This filing contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are information of a non-historical nature or which relate to future events and are subject to risks and uncertainties. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms and other comparable terminology. These statements are only predictions. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. The forward-looking statements made in this filing relate only to events as of the date of this filing. We undertake no ongoing obligation to update these statements.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.
     (d) Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated September 27, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.
Date: October 3, 2011	By:	/s/ Craig B. Glidden
Craig B. Glidden
Executive Vice President